EXHIBIT 4.7

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                SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT

                         TELEBANC FINANCIAL CORPORATION

                            Dated as of June 9, 1997

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                                TABLE OF CONTENTS


                  Page
                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

      SECTION 1.1  Definitions and Interpretation............................151

                                   ARTICLE II
                               TRUST INDENTURE ACT

      SECTION 2.1  Trust Indenture Act; Application..........................155
      SECTION 2.2  Lists of Holders of Securities............................155
      SECTION 2.3  Reports by the Capital Securities Guarantee Trustee.......156
      SECTION 2.4  Periodic Reports to Capital Securities Guarantee
                   Trust.....................................................156
      SECTION 2.5  Evidence of Compliance with Conditions Precedent..........156
      SECTION 2.6  Waiver of Events of Default...............................156
      SECTION 2.7  Notice of Events of Default...............................157
      SECTION 2.8  Conflicting Interests.....................................157

                                   ARTICLE III
                            POWERS, DUTIES AND RIGHTS
                          OFCAPITAL SECURITIES GUARANTE

      SECTION 3.1  Powers and Duties of the Capital Securities
                   Guarantee.................................................157
      SECTION 3.2  Certain Rights of Capital Securities Guarantee
                   Trustee...................................................160
      SECTION 3.3.  Not Responsible for Recitals or Issuance of Series A.....162

                                   ARTICLE IV
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

      SECTION 4.1  Capital Securities Guarantee Trustee; Eligibility.........162
      SECTION 4.2  Appointment, Removal and Resignation of Capital
                   Secu......................................................163

                                    ARTICLE V
                                    GUARANTEE

      SECTION 5.1
               Guarantee.....................................................164
      SECTION 5.2  Waiver of Notice and Demand...............................164



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      SECTION 5.3  Obligations Not Affected..................................165
      SECTION 5.4  Rights of Holders.........................................166
      SECTION 5.5  Guarantee of Payment......................................166
      SECTION 5.6  Subrogation...............................................166
      SECTION 5.7  Independent Obligations...................................167

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

      SECTION 6.1  Limitation of Transactions................................167
      SECTION 6.2  Ranking...................................................168

                                   ARTICLE VII
                                   TERMINATION

      SECTION 7.1  Termination...............................................168

                                  ARTICLE VIII
                                 INDEMNIFICATION

      SECTION 8.1  Exculpation...............................................169
      SECTION 8.2  Compensation and Indemnification..........................169

                                   ARTICLE IX
                                  MISCELLANEOUS

      SECTION 9.1  Successors and Assigns....................................170
      SECTION 9.2  Amendments................................................170
      SECTION 9.3  Notices...................................................170
      SECTION 9.4  Exchange Offer............................................171
      SECTION 9.5  Benefit...................................................172
      SECTION 9.6  Governing Law.............................................172


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                 SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT

                  This SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Series A Capital Securities Guarantee"), dated as of June 9, 1997, is executed and delivered by TeleBanc Financial Corporation, a Delaware corporation (the "Guarantor"), and Wilmington Trust Company, as trustee (the "Capital Securities Guarantee Trustee" or "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series A Capital Securities (as defined herein) of TeleBanc Capital Trust I, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of June 9, 1997, among the trustees of the Issuer, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer (i) is issuing on the date hereof 10,000 capital securities, having an aggregate liquidation amount of $10,000,000, such capital securities being designated the 11.00% Capital Securities, Series A (collectively the "Series A Capital
Securities") and (ii) in connection with an Exchange Offer (as defined in the Declaration), will execute and deliver the Series B Capital Securities Guarantee (as defined in the Declaration) for the benefit of Holders of the Series B Capital Securities (as defined in the Declaration).

                  WHEREAS, as incentive for the Holders to purchase the Series A Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series A Capital Securities Guarantee, to pay the Guarantee Payments (as defined below) to the Holders of the Series A Capital Securities, and the Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

                  WHEREAS, the Guarantor is executing and delivering a guarantee agreement (the "Common Securities Guarantee"), for the benefit of the holders of the Common Securities (as defined herein), the terms of which provide that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of Series A Capital Securities and the Series B Capital Securities to receive Guarantee Payments under the Series A Capital Securities Guarantee and this Series B Capital Securities Guarantee, as the case may be.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Series A Capital Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series A Capital Securities Guarantee for the benefit of the Holders.



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                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions and Interpretation

                  In this Series A Capital Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Series A Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Series A Capital Securities Guarantee have the same meaning when used in this Series A Capital Securities Guarantee unless otherwise defined in this Series A Capital Securities Guarantee;

                  (c)  a  term  defined   anywhere  in  this  Series  A  Capital
Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Series A Capital Securities Guarantee" or "this Series A Capital Securities Guarantee" are to this Series A Capital Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Series A Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Series A Capital Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series A Capital Securities Guarantee, unless otherwise defined in this Series A Capital Securities Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York, Wilmington, Delaware or Arlington, Virginia are authorized or required by law or executive order to close.



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                  "Capital  Securities  Guarantee Trustee" shall mean Wilmington
Trust Company, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series A Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

                  "Common Securities" shall mean the securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Corporate Trust Office" shall mean the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

                  "Covered Person" shall mean any Holder or beneficial owner of Series A Capital Securities.

                  "Debentures" shall mean the series of subordinated debt securities of the Guarantor designated the 11.00% Junior Subordinated Deferrable Interest Debentures due June 1, 2027, Series A, held by the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Event of Default" shall mean a default by the Guarantor on any of its payment or other obligations under this Series A Capital Securities Guarantee; provided, however, that, except with respect to default in respect of any Guarantee Payment, no default by the Guarantor hereunder shall constitute an Event of Default unless the Guarantor shall have received written notice of the default and shall not have cured such default within 60 days after receipt thereof.

                  "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Series A Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Series A Capital Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Series A Capital Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Series A Capital Securities or in connection with the redemption of the Series A Capital Securities, in each case as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions



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on the Series A Capital  Securities  to the date of  payment,  to the extent the
Issuer has funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under the Common Securities Guarantee or any Other Common Securities Guarantee shall be made until the Holders of Series A Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Series A Capital Securities Guarantee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Series A Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Series A Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person actually known to a Responsible Officer of the Capital Securities Guarantee Trustee to be an Affiliate of the Guarantor.

                  "Indemnified Person" shall mean the Capital Securities Guarantee Trustee (including in its individual capacity), any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

                  "Indenture" shall mean the Indenture, dated as of June 9, 1997, between TeleBanc Financial Corporation , as issuer of Debentures (the "Debenture Issuer"), and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

                  "Majority in liquidation amount of the Series A Capital Securities" shall mean, except as provided by the Trust Indenture Act, a vote by Holder(s) of Series A Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Series A Capital Securities.

                  "Officers' Certificate" shall mean, with respect to any person, a certificate signed by the chairman, a vice chairman, the chief executive officer, the president, an executive or senior vice president, a vice president, the treasurer or an assistant treasurer of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series A Capital Securities Guarantee shall include:



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                  (a) a  statement  that  each  officer  signing  the  Officers'
Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Securities Guarantee.

                  "Other Debentures" shall mean all junior subordinated debentures, other than the Debentures and the Series B Debentures (as defined in the Indenture), issued by the Guarantor from time to time and sold to trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

                  "Other Guarantees" shall mean all guarantees, other than this Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee, to be issued by the Guarantor with respect to capital securities (if any) similar to the Series A Capital Securities issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

                  "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of June 9, 1997, by and among the Guarantor, the Issuer and the Initial Purchaser named therein, as such agreement may be amended, modified or supplemented from time to time.

                  "Responsible Officer" shall mean, with respect to the Capital Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Capital Securities Guarantee Trustee with direct responsibility for the administration of this Series A Capital Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer of the Capital Securities Guarantee Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.



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                  "Successor Capital Securities  Guarantee Trustee" shall mean a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

                  "Trust Securities" shall mean the Common Securities and the Series A Capital Securities and Series B Capital Securities, collectively.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application

                  (a) This Series A Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series A Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Series A Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2       Lists of Holders of Securities

                  (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Series A Capital Securities ("List of Holders") as of such date, (i) within fourteen (14) days after June 1 and December 1 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.



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                  (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by the Capital Securities Guarantee Trustee

                  Within 60 days after June 1 of each year, commencing June 1, 1998, the Capital Securities Guarantee Trustee shall provide to the Holders of the Series A Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to Capital Securities Guarantee Truste

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as are required by
Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5       Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Series A Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Waiver of Events of Default

                  The Holders of a Majority in liquidation amount of Series A Capital Securities may, by vote, on behalf of the Holders of all of the Series A Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series A Capital Securities Guarantee, but no such waiver shall extend to any



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subsequent or other  default or Event of Default or impair any right  consequent thereon.

SECTION 2.7       Notice of Events of Default

                  (a) The Capital Securities Guarantee Trustee shall, within 10 Business Days after the occurrence of an Event of Default with respect to this Capital Securities Guarantee actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, transmit by mail, first class postage prepaid, to all Holders of the Series A Capital Securities, notices of all such Events of Default, unless such Events of Default have been cured before the giving of such notice; provided, that, except in the case of an Event of Default arising from the non-payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Series A Capital Securities.

                  (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8       Conflicting Interests

                  The Declaration shall be deemed to be specifically described in this Series A Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                       CAPITAL SECURITIES GUARANTE TRUSTEE

SECTION 3.1       Powers and Duties of the Capital Securities Guarantee Trustee

                  (a) This Series A Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders of the Series A Capital Securities, and the Capital Securities Guarantee Trustee shall not transfer this Series A Capital Securities Guarantee to any Person except a Holder of Series A Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as



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Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Series A Capital Securities Guarantee for the benefit of the Holders of the Series A Capital Securities.

                  (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series A Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series A Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital
Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series A Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Series A Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the  occurrence  of any Event of Default
                  and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A)  the  duties  and   obligations  of  the
                           Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Series A Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series A Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series A Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and



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                                    (B) in the  absence of bad faith on the part
                           of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Series A Capital Securities Guarantee; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Series A Capital Securities Guarantee;

                           (ii) the Capital  Securities  Guarantee Trustee shall
                  not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Capital Securities  Guarantee Trustee shall
                  not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Series A Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series A Capital Securities Guarantee; and

                           (iv) no provision of this Series A Capital Securities
                  Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Series A Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Capital Securities Guarantee Trustee

                           (a)      Subject to the provisions of Section 3.1:

                           (i) the  Capital  Securities  Guarantee  Trustee  may
                  conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                           (ii)   any   direction   or  act  of  the   Guarantor
                  contemplated by this Series A Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate;

                           (iii) whenever,  in the administration of this Series
                  A Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                           (iv) the Capital  Securities  Guarantee Trustee shall
                  have no duty to see to any recording, filing or registration of any instrument or other document (or any rerecording, refiling or registration thereof);

                           (v) the  Capital  Securities  Guarantee  Trustee  may
                  consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; and such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series A Capital Securities Guarantee from any court of competent jurisdiction;

                           (vi) the Capital  Securities  Guarantee Trustee shall
                  be under no obligation to exercise any of the rights or powers vested in it by this Series A Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided, however, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series A Capital Securities Guarantee;

                           (vii) the Capital Securities  Guarantee Trustee shall
                  have no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) the Capital  Securities  Guarantee Trustee may
                  execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such person appointed with due care by it hereunder;

                           (ix)  any  action  taken  by the  Capital  Securities
                  Guarantee Trustee or its agents hereunder shall bind the Holders of the Series A Capital Securities, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series A Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action;

                           (x) whenever in the  administration  of this Series A
                  Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Series A Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

                           (xi) the Capital  Securities  Guarantee Trustee shall
                  not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series A Capital Securities Guarantee.

                  (b) No provision of this Series A Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3. Not Responsible for Recitals or Issuance of Series A Capital Securities Guarantee

                  The recitals contained in this Series A Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Series A Capital Securities Guarantee.

                                   ARTICLE IV
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1       Capital Securities Guarantee Trustee; Eligibility

                           (a) There shall at all times be a Capital  Securities
Guarantee Trustee that shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation  or other Person  organized and
                  doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; it being understood that if such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Capital Secuities Guarantee Trustee

                  (a)  Subject  to  Section  4.2(b),   the  Capital   Securities
Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

                  (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

                  (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

                  (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

                  (f) Upon termination of this Series A Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1       Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2       Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Series A Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3       Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this Series A Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series A Capital Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Series A Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series A Capital Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series A Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Series A Capital Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

                  (g) the consummation of the Exchange Offer (subject to Section
7.1 hereof); or

                  (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4       Rights of Holders

                  (a) The Holders of a Majority in liquidation amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Series A Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series A Capital Securities Guarantee.

                  (b) If the Capital Securities Guarantee Trustee fails to enforce this Series A Capital Securities Guarantee, any Holder of Series A Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Series A Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5       Guarantee of Payment

                  This Series A Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6       Subrogation

                  The Guarantor shall be subrogated to all (if any) rights of the Holders of Series A Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series A Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series A Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series A Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7       Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series A Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series A

Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1       Limitation of Transactions

                  So long as any Series B Capital Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit or compensation plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Guarantor has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Series A Capital Securities Guarantee or
(3) the Guarantor shall have given notice of its election of the exercise of its right to commence an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or an extension thereof, shall have commenced and be continuing.


SECTION 6.2       Ranking

                  This Series A Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Series A Capital Securities Guarantee as if such Article XV were set forth herein in full, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with the Series B Capital Securities Guarantee, any Other Guarantee and, except to the extent set forth therein, the Common Securities Guarantee, any Other Common Securities Guarantee, and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1       Termination

                  This Series A Capital Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Series A Capital Securities, (ii) the exchange of all Series A Capital Securities for Series B Capital Securities pursuant to the Exchange Offer, or
(iii)  dissolution,  winding  up  or  termination  of  the  Issuer,  immediately following the full payment of the amounts payable in accordance with the Declaration or the distribution of all of the Debentures to the Holders of the Trust Securities. Notwithstanding the foregoing, this Series A Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Series A Capital Securities must restore payment of any sums paid under the Series A Capital Securities or under this Series A Capital Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1       Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series A Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such

Indemnified Person by this Series A Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Series A Capital Securities might properly be paid.

SECTION 8.2       Compensation and Indemnification

                  The Guarantor agrees to pay to the Capital Securities Guarantee Trustee such compensation for its services as shall be mutually agreed upon by the Guarantor and the Capital Securities Guarantee Trustee. The Guarantor shall reimburse the Capital Securities Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Capital Securities Guarantee Trustee's agents and counsel, except any expense as may be attributable to the negligence or bad faith of the Capital Securities Guarantee Trustee.

                  The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this
Section 8.2 shall survive the termination of this Series A Capital Securities Guarantee and shall survive the resignation or removal of the Capital Securities Guarantee Trustee.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1       Successors and Assigns

                  All guarantees and agreements contained in this Series A Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Series A Capital Securities then outstanding.

SECTION 9.2       Amendments

                  Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Series A Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval. This Series A Capital Securities Guarantee may not be amended, and no amendment hereof that affects the Capital Securities Guarantee Trustee's rights, duties or immunities hereunder or otherwise, shall be effective, unless such amendment is executed by the Capital Securities Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion).

SECTION 9.3       Notices

                  All notices provided for in this Series A Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series A Capital Securities):

                                    TeleBanc Capital Trust I
                                    c/o TeleBanc Financial Corporation
                                    111  North Highland Street
                                    Arlington, Virginia 22201
                                    Attention:  Administrative Trustee
                                    Telecopy:   (703) 247-5456

                  (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders of the Series A Capital Securities):

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001

                  Attention:  Corporate Trust Administration
                  Telecopy:   (302) 651-8882

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series A Capital Securities):

                  TeleBanc Financial Corporation
                                    111 North Highland Street
                                    Arlington, Virginia 22201
                  Attention:  Administrative Trustee
                  Telecopy:   (703) 247-5456

                  (d) If given to any Holder of Series A Capital Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Exchange Offer

                  In the event an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) becomes effective and the Issuer exchanges any Series B Capital Securities for Series A Capital Securities in the Exchange Offer, the Guarantor will enter into the Series B Capital Securities Guarantee, which will be in substantially the same form as this Series A Capital Securities Guarantee, with respect to the Series B Capital Securities.

SECTION 9.5       Benefit

                  This Series A Capital Securities Guarantee is solely for the benefit of the Holders of the Series A Capital Securities and, subject to
Section 3.1(a), is not separately transferable from the Series A Capital Securities.

SECTION 9.6       Governing Law

                  THIS SERIES A CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

                  THIS SERIES A CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                                 TELEBANC FINANCIAL CORPORATION,
                                 as Guarantor


                                 By:/s/        Mitchell H. Caplan
                                    -------------------------------
                                 Name:      Mitchell H. Caplan
                                 Title:     Vice Chairman & President


                                  WILMINGTON  TRUST  COMPANY,  as Capital
                                  Securities  Guarantee Trustee


                                  By:/s/       Debra Eberly
                                     -----------------------------
                                  Name:  Debra Eberly
                                  Title:  Administrative Account Manager